Exhibit 10.3

Employment Agreement

[stamp: Zhongshan Siruide Environmental Protection Technology Co.,Ltd.]

First Party: Zhongshan Siruide Environmental Protection Technology Co.,Ltd.	Second Party: Lei Chunmei
(Name of the Company)	(Name of the Employee)
Sex: Female
Legal representative: Miao Jiawen	Residential Address: No. 6, [illegible], Jingzhou District, Jingzhou City, Hubei province

Address Building No. 8, Zhongshan Torch Hi-tech Industrial Development Zone, No. 6 Jingye Road, Zhongshan city	Mailing Address: Room 1303, Longde Building, No. 375, Tianhe Road, Tianhe District, Guangzhou city

Postal code: 528437	Postal code:

Business License No.: 91442000555558286D	Name of Identity Document: [illegible]
Identity Document Number: 422421497704295528

Telephone: 0760-89935423 Fax: 0760-87601102	Personal cell phone: 13828431443 Email address: Home phone:
Emergency contact: Ms. He 15975348866

The First Party and the Second Party sign the contract on the basis of equality, voluntariness and consensus in accordance with the “Labor Contract Law of the People’s Republic of China” and other relevant laws and regulations.

Contract Period

1.	Both parties agree to determine the term of this contract according to option 1 below:

a.	Fixed period: from December 1st, 2022 to November 30th, 2023

b.	Non-fixed period: start from ___month___day___year.

c.	In order to complete the task from ___month___day___year to ____ / ____ the work is completed.

2.	Probation period is ___/___ months, from ___month___day___year until ___month___day___year.

3.	Within 30 days before the expiration of the contract, the contract can be renewed upon mutual agreement (see attachment (Record of Renewal of Labor Contract)) or the contract can be terminated in accordance with the relevant provisions of this contract.

Work Location and Content

4.	The first party shall arrange the second party in employment work, and the job responsibilities are detailed in the first party’s rules and regulations.

5.	Both parties confirmed that: the work place for the second party is Zhongshan. However, the Second Party agree that if the work requires, the First Party may appoint the Second Party to do business trip to other places or to be stationed there on a regular basis if required by work.

6.	Both parties confirm that the First Party can adjust the Second Party’s work location, job content and job position according to the First Party’s work needs.

7.	During the performance period of this contract, the Second Party must complete the tasks on time with quality and in accordance with the First Party’s rules and regulations and job responsibilities.

Working hours and breaks

8.	The First Party implement the system of 8 working hours a day and 40 hours a week. Both parties confirmed that the First Party may apply to the labor and social security department where the First Party is located for approval according to the needs of the production and operation, and implement the system of comprehensively calculated working hours or irregular working hours.

9.	The First Party shall strictly abide the state’s regulations on overtime work, indeed, due to the needs of production and operation, the First Party shall negotiate with the Second Party to determine overtime work in accordance with the First Party’s rules and regulations.

10.	The Second Party shall enjoy relevant holidays according to the country’s regulations and the first party’s regulations.

Labor Protection and Working Conditions

11.	The First Party shall provide the Second Party with a safe and hygienic working environment in compliance with national regulations, carry out safety and health training, and ensure that the Second Party works in an environment where personal safety and health are not endangered.

12.	The First Party shall provide the Second Party with necessary labor protection articles, healthy food and other occupational hazard protection conditions according to the needs of work and health.

Labor renumeration, insurance and welfare benefits

13.	The salary before tax for the Second Party during probation period is RMB 25,000, The First Party shall timely adjust the Second Party’s salary according to the Second Party’s work performance and ability and shall notify the Second Party the relevant adjustment in writing. However, the aforementioned adjustments shall comply with the relevant provisions of the Labor Contract Law and the provisions of the First Party’s rules and regulations.

14.	The First Party shall pay social insurance for the Second Party in accordance with the laws, regulations and relevant regulations.

15.	During the working period, the Second Party enjoys other benefits stipulated by the First Party’s company human resources system.

16.	Both parties jointly confirm that the date of salary payment is 20th of each month, and the company’s written notice shall prevail in case of holidays.

17.	Both parties confirm that the First Party can change the Second Party’s job position, salary and related benefits according to the work needs or the Second Party’s work performance.

18.	When the salary is paid, the First Party shall withhold and pay the personal income tax, the personal portion of social insurance and the portion borne by the individual as stipulated by the laws and regulations.

Labor Discipline and Rewards

19.	The Second Party must abide by the laws and regulations of the People’s Republic of China and relevant regulations and rules and regulations of the First Party.

20.	The First party may in accordance with the Company’s rules and regulations, impose corresponding penalties to the Second Party for violation of the company’s rules and regulations, including investigating its civil or criminal legal responsibilities.

21.	The Second Party must be devoted to its duties and work actively, if any special contributions are made, the First Party shall reward the Second Party according to the company’s rules and regulations.

Confidentiality and Service Inventions

22.	If the Second Party works in a department involving the First Party’s business confidential information (including but not limited to technology development, product formula, production process, operation management, etc.), both parties shall sign a separate confidentiality agreement. The confidentiality agreement as an attachment to this contract and has the same legal effect as this contract.

23.	Before the termination or cancellation of this contract, the Second Party shall return all the equipment and materials related to the First Party (including but not limited to computers and related electronic materials, experimental records, research and development materials, technical documents, business information, etc.) received by the Second Party and actually controlled by the Second Party.

24.	From the date of resignation, the Second Party shall permanently keep the First Party’s business secrets and shall not disclose the First Party’s business secrets to any third party or for own use. Otherwise, the First Party has the right to pursue the Second Party’s legal responsibility.

25.	During the performance period of the contract, the ownership and use rights of the service inventions made by the Second Party, shall belong to the First Party, it is necessary to apply for a patent right.

26.	The commercial confidential information in this contract shall refer to: technical information and business information including but not limited to financial data, various databases, personnel files of any employees involved in the First Party, emails, contact information, computer programs, product formulas, product prices, process know-how, process flow, production process, production methods, management know-how, customer list, supply information, production and sales strategy, customer information, supplier information, employee information, business plan, etc.). The above confidentiality clauses shall not be affected by the termination or rescission of this contract and shall continue to exist until relevant business secrets legally enter the public domain.

Contract Terminations and Conditions for Recission

27.	In any of the following situations, the First Party shall notify the Second Party in writing to terminate the labor contract at any time:

1)	Those who are proved not to meet the recruitment requirements during the probation period;

2)	The relevant documents and application forms provided at the time of the employment are false materials;

3)	Serious violations of the First Party’s rules and regulations of the employee handbook;

4)	Serious dereliction of duty, malpractice for personal gain, embezzlement of company property;

5)	Being investigated for criminal responsibility according to law;

6)	The Second Party establishes labor relations with other employers at the same time, which seriously affects the completion of the work tasks of the employer, or refuses to make improvement upon employer’s request;

7)	The Second Party uses fraud, coercion or taking advantage of other people’s dangers to make the First Party conclude or change the labor contract against its true intention;

8)	The Second Party propose to terminate the labor contract and after discussion, both parties agree.

9)	Other circumstances stipulated by the laws and regulations.

28.	In any of the following circumstances, the First Party can terminate this contract, but must notify the Second Party in writing 30 days in advance or pay the Second Party an additional month wages instead of the advance notice period;

1)	The Second Party suffers from illness or non-work related injury, and after the medical treatment period expires, he/she unable to engage in the original job or the job arranged by the First Party.

2)	The Second Party is incompetent for the job, and is still incompetent for the job after training or job adjustment.

3)	The objective of the situation on which the labor contract was concluded has undergone major changes, making the labor contract impossible to perform, and after negotiation between the First Party and the Second Party, no agreement can be reached on the modification of the labor contract.

4)	The First Party conducts economic layoff in accordance with the laws, regulations and relevant regulations.

29.	In any of the following circumstances, the First Party shall not terminate this contract, except for those that comply with the provisions of Article 27 of this contract:

1)	The Second Party fails to conduct an occupational health examination in compliance with the pre-employment inspection regulations (except for the Second Party’s own reasons);

2)	The First Party suffers from occupational disease or work-related injury and is confirmed to have lost or partially lost the ability to work;

3)	Sickness or non-work-related injury, within the prescribed medical period;

4)	Female employees who are during pregnancy, childbirth or breastfeeding;

5)	Worked in the First Party continuously for 15 years and less than five years before the statutory retirement age;

6)	Other circumstances stipulated by laws and regulations.

30.	Except for the circumstances stipulated in Article 31 of this contract, the Second Party must notify the First Party in writing 30 days in advance if the Second Party proposes to terminate this contract. During the probationary period, the Second Party must notify the employer in writing three days in advance before rescinding the labor contract.

31.	In any of the following circumstances, the Second Party may notify the First Party to terminate the labor contract at any time:

1)	Failing to provide labor protection or working conditions as stipulated in the labor contract;

2)	Failure to pay labor renumeration in full and in time;

3)	The rules and regulations violate laws and regulations and damage the rights and interests of workers;

4)	Force the Second Party to work by means of violence, threat or illegal restriction of personal freedom;

5)	The First party uses fraud, coercion or taking advantage of others’ dangers to force the Second Party to enter into or change the labor contract against its true intention;

6)	The First Party’s instructions in violation of regulations and forced risky operation endangers the Second Party's personal safety;

7)	The First Party proposes to terminate the labor contract, and both parties reach a consensus through discussion;

8)	Laws and administrative regulations stipulate that the Second Party can terminate the labor contract at any time;

32.	This contract shall be terminated under any of the following circumstances:

1)	When the labor contract expires;

2)	The Second Party begins to enjoy the basic pension insurance benefits according to law;

3)	The Second Party dies, or is declared dead or missing by the People’s court;

4)	The First Party declares bankruptcy, dissolves early or is revoked;

5)	Other circumstances stipulated by laws and regulations.

33.	At the expiration of the labor contract, if one of the circumstances stipulated in Article 29 of this contract occurs, the labor contract shall continue until the corresponding situation disappears. However, if the labor contract where the Second Party has lost or partially lost the ability to work is terminated, the First Party shall implement the National regulations on work-related injury insurance.

Liability for breach of contract

34.	If either the First Party or the Second Party violates the relevant stipulations of this contract and causes economic losses to the other party, each party may claim the corresponding economic compensation from the other party according to the actual loss situation.

35.	If the First Party terminates or dissolves the labor contract in accordance with the law, the First Party shall pay the Second Party in accordance with the law and the Second Party’s working years at the First Party.

36.	The Second Party has caused actual losses to the First Party due to violation of the confidentiality agreement of this contract, and Article 27 of this contract. In case of loss, the Second Party shall be liable for all actual losses of the First Party.

37.	When the Second Party resign, he/she must go through various resignation procedures according to the relevant regulations of the First Party on the day of resignation, otherwise, the First Party has the right not to pay wages and compensation. If the Second Party resign without authorization, any important materials belonging to the First Party (including but not limited to account books, company documents, technical data, business data, management data, etc.) or other property belonging to the First Party such as tools, vehicles, etc. The First Party has the right to recover relevant materials and property from the Second Party, and has the right to investigate the Second Party for all actual losses caused to the First Party, and the Second Party shall also bear the relevant civil or criminal liabilities.

38.	If the First Party bears the training expenses or provide special treatment (including domestic and overseas), both parties shall sign a separate agreement, which is an attachment to this contract and has the same legal effect as this contract. If the Second Party resign within the service period stipulated in the agreement (regardless of the reasons), he/she shall pay the compensation to the First Party in accordance with the provisions of the relevant agreement.

39.	If the Second Party violates the provisions of Article 23 and 24 of this contract, the First Party has the right to recover all relevant documents and materials from the Second Party, and investigate the economic and legal responsibilities of the Second Party for the damage and loss caused to the First Party.

Handling Labor Disputes

40.	When a labor dispute occurs between the First Party and the Second Party due to the performance of this contract, the labor dispute handling procedure shall apply.

41.	Labor dispute handling procedures are:

1)	The First Party and the Second Party shall negotiate to resolve the issue. If negotiation fails, one or both parties to the dispute shall apply for arbitration to the Labor Dispute Arbitration Commission where the First Party is located.

2)	One or both parties to the dispute can also directly apply to the local labor arbitration committee for arbitration within 60 days from the date of the labor dispute.

3)	The party dissatisfied with the arbitration result may file a lawsuit in the People’s court where the First Party is located within 15 days from the date of receiving the arbitration result.

Others

42.	Other matters agreed by both parties:

1)	If the Second Party is assigned to work by the First Party from the original employer for no reason at all, the Second Party’s working years in the original employer shall be calculated as the First Party’s working years: [ / ] (if any).

2)	The terms of this contract itself; the Second Party’s salary, rank, reimbursement and other related agreements are all business secrets of the First Party. This is a personal agreement between the First and the Second Party, and the Second Party cannot discuss it with other colleagues in the company.

3)	The Second Party shall not disclose the First party’s business secrets to any third party, and the Second Party is obliged to strictly abide by the First Party’s confidentiality system. Regardless of whether the Second Party’s deliberate or negligent actions lead to the disclosure, loss or theft of the aforementioned business secrets, the Second Party shall bear relevant legal responsibilities to the First Party. The development of new products and technologies is provided by the First party with material conditions and realized on the basis of the cooperation of multiple departments and personnel, and its ownership belongs to the First Party. The Second Party shall not use, transfer or apply the patent in its own name without permission. If the Second Party infringes the First Party’s business, technical secrets or intellectual property rights, the First Party has the right to fine the Second Party, take disciplinary actions, compensate for losses, dismiss the Second Party without any economic compensation, or even pursue legal responsibility according to the severity of the circumstances.

4)	The Second Party may need to be transferred to another group company or work in another province in the future. The Second Party agrees and understand the transfer arrangement. At that time, the Second Party needs to negotiate with the relevant group company to re-sign the labor contract. The Second Party’s working period in the group shall be continued. No economic compensation shall be given before transfer.

5)	Both parties confirm that the Second Party agrees that the First Party's legally formulated rules and regulations (including but not limited to company rules and regulations, employee handbooks, etc.) can restrict the Second Party's work behavior in the First Party. The rules and regulations formulated by the First Party in accordance with the law have the same legal effect as this contract. If the Second Party violates the relevant provisions of the rules and regulations formulated by the First Party in accordance with the law, the First Party can give the Second Party corresponding punishment in accordance with the relevant regulations (including but not limited to written warnings, demerits, termination of labor contracts, payment of liquidated damages, compensation for actual losses wait).

6)	Both parties confirmed that if there is any change in the Second Party’s personal information (such as contact information, etc.) on the first page of this contract, the Second Party shall inform the First Party’s human resources department in writing with his/her own signature, otherwise, all legal responsibilities (including but not limited to the Second Party’s inability to receive the First Party’s notification, etc.) shall be borne by the Second Party.

43.	The Second Party confirmed that: I have studied the First Party’s “Personnel Management System" and other related materials on the day I joined the company and the First Party has conducted a complete and systematic training of the “Personnel Management System" and the First Party’s relevant rules and regulations to the Second Party.

44.	This contract is made in two copies, each copy has the same legal effect and shall come into effect after signed or stamped by both parties.

45.	If a certain provision of this contract is contrary to the national laws and regulations or is deemed invalid, the relevant provisions shall be governed by the national laws and regulations and other provisions of this contract are still valid.

(no text below)

First Party (stamp):	Second Party (signature):

[stamp: Zhongshan Siruide Environmental Protection Technology Co.,Ltd.]

[stamp: Miao Jiawen]	[signature: Lei Chunmei] [fingerprint]

This contract is signed on December 1st, 2022